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                                                                    EXHIBIT 99.1


THIS DEBENTURE HAS BEEN TAKEN FOR INVESTMENT AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED BY ANY PERSON UNLESS (1) EITHER (A) A REGISTRATION STATEMENT WITH RESPECT TO SUCH DEBENTURE SHALL BE EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS THEN AVAILABLE, AND (2) THERE SHALL HAVE BEEN COMPLIANCE WITH ALL APPLICABLE STATE SECURITIES LAWS.


$1,312,943                                                         June 28, 1996


                                 ImmunoGen, Inc.
                                 ---------------

                              CONVERTIBLE DEBENTURE
                              ---------------------

                                Due June 28, 1997
                                -----------------

         FOR VALUE RECEIVED, ImmunoGen, Inc., a Massachusetts corporation (the "Company"), promises to pay to The Dana-Farber Cancer Institute, Inc. ("Dana-Farber") or its registered assigns the principal sum of One Million, Three Hundred Twelve Thousand Nine Hundred Forty-Three Dollars ($1,312,943) together with simple interest on the outstanding principal balance at a rate per annum equal to three percent (3%) above the rate reported by The First National Bank of Boston, N.A. as its prime rate of interest (the "Prime Rate") on the day immediately prior to the date hereof. Outstanding principal shall be payable, together with all accrued interest, on June 28, 1997 (the "Due Date"). All interest shall be calculated on the basis of actual days elapsed and a 365-day year.

         1. CONVERSION. At any time prior to the earliest of (a) payment in full of all amounts outstanding hereunder and (b) the complete redemption of this Debenture pursuant to Section 6 hereof, the holder hereof or the Company may elect to exchange all, but not less than all, of the outstanding principal balance of this Debenture, together with accrued and unpaid interest thereon, into a number of shares of the Common Stock, par value $.01 per share, of the Company (hereinafter called "Common Stock") determined by dividing the outstanding principal balance of this Debenture by (A) the closing sale price of the Common Stock as reported on the Nasdaq Stock Market for the last trading day immediately preceding the date of conversion, or (B) if the Common Stock is not traded on the Nasdaq Stock Market and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for


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the Common Stock in the over-the-counter market at the close of trading on the last trading day immediately preceding the date of conversion; provided, however, that the Company may not exercise its option to convert this Debenture
(i) unless at the time of conversion the Common Stock is either traded on the Nasdaq Stock Market or bid and asked quotations for the Common Stock are regularly reported, and (ii) unless and until a registration statement registering the resale of the Common Stock issuable upon conversion of the Debenture shall have been filed with and declared effective by the Securities and Exchange Commission. No fraction of a share of Common Stock shall be issuable upon conversion, but in lieu thereof the Company shall make a cash adjustment.

         Any such exchange shall be accomplished by surrender of this Debenture to the Company duly endorsed and delivered to the Company by the holder of this Debenture together with an investment letter duly endorsed and delivered by the holder in the form requested by the Company. Each certificate evidencing shares of Common Stock issued in exchange for this Debenture shall bear a legend substantially similar to the following:

                  "The securities evidenced by this certificate have been taken for investment and may not be sold or otherwise transferred by any person unless (1) either (a) a Registration Statement with respect to such securities shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

         After the date hereof the Company shall not (a) effect a reorganization or recapitalization, (b) consolidate with or merge with or into any other entity, (c) transfer all or a substantial portion of its properties or assets to any other person, or (d) pay any dividend or other distribution to its shareholders.

         2. NOTICE OF CERTAIN EVENTS. In the event that the Company proposes any of the following:

         (a) the offering of any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities of the Company, except for the offer of any such stock or securities to any employee of, director of, or consultant to the Company pursuant to a Stock Option Plan or Stock Purchase Plan adopted by the Board of Directors of the Company;

         (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any transfer of all or a substantial portion of the assets of the Company to any other person, or any consolidation with or merger with or into any other person; or

         (c) any voluntary dissolution, liquidation or winding-up of the Company;


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then and in each such event the Company will mail or cause to be mailed to the holder hereof a notice specifying, if applicable, (i) the date on which any record is to be taken for the purpose of determining the holders of the Company's Common Stock who are entitled to receive such dividend or distribution and stating the amount and character of such dividend or distribution, (ii) the proposed terms of any offering referred to in clause (b) above, or (iii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock or other securities shall be entitled to exchange their shares of Common Stock or other securities for the securities or property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be transmitted by express courier service at least ten (10) days prior to the date therein specified and shall be provided for notice purposes only.

         3. RIGHTS RESERVED. No provisions of this Debenture and no right or option granted or conferred herein shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers, PROVIDED, HOWEVER, that the Company will not take or authorize any action or do any thing that could in any way limit, adversely affect, abridge, or defeat in any way the rights, benefits and interests intended to be provided to the holder under this Debenture, under the letter agreement of even date herewith between the Company and Dana-Farber (the "Letter Agreement"), the Master Licensing Agreement dated January 11, 1993 between the Company subsidiary, Apoptosis Technology, Inc., and Dana-Farber, or the Research and License Agreement dated May 22, 1981 and the addendum thereto dated August 13, 1987.

         4. COMMON STOCK RESERVED. At all times while any amounts are outstanding hereunder, the Company will reserve and keep available, solely for issuance and delivery on the conversion of this Debenture, all shares of Common Stock (or other securities) from time to time issuable on the conversion of this Debenture.

         5. ACCELERATION. This Debenture shall, at the option of the holder, become immediately due and payable upon written notice from the holder to the Company upon the occurrence and during the continuance of any of the following events:

         (a) Default in the payment or performance of any liability, obligation or agreement of the maker hereof contained in this Debenture;

         (b) If the Company shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due;

         (c) If the Company shall file a voluntary petition in bankruptcy, or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States bankruptcy code or other


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                  applicable federal, state or similar statute, law or
                  regulation, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company or of all or any substantial part of its properties;

         (d) Any proceedings shall have been commenced against the Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the United States bankruptcy code or other applicable federal, state or similar statute, law or regulation; or

         (e) If the Company shall be in default under the Letter Agreement. The Company agrees that it shall give prompt written notice to the holder of the occurrence of any event set forth in paragraphs (b) through (d) of this Section 5 which will give the holder the right to accelerate the payment of this Debenture.

         6. REDEMPTION. This Debenture may be redeemed prior to its maturity in whole or in part at the option of the Company at any time at an amount equal to the principal amount so redeemed, plus all accrued interest thereon provided however, that:

         (a) The Company shall provide to the holder of this Debenture not less than thirty (30) days prior written notice of its intention to redeem this Debenture;

         (b) The holder of this Debenture may at any time prior to such redemption convert this Debenture to Common Stock as set forth in Section 1 hereof; and

         (c) All interest accrued on the amount of principal redeemed pursuant to this Section 6 shall be paid upon such redemption.

         7. INVESTMENT INTENT. The holder of this Debenture, by acceptance hereof, warrants and represents that this Debenture and any security issuable upon conversion hereof, has been and will be acquired for investment only and not with a view to, or for sale in connection with, a distribution thereof and not with a view to their resale, and that this Debenture and any security issuable upon conversion hereof has been and will be acquired for the holder's own account and not with a view to their division among others, and that no other person has any direct or indirect beneficial interest in this Debenture or any security issuable upon conversion hereof.

         8. TRANSFERABILITY. Subject to the restrictions on the face hereof and the other terms hereof, this Debenture and all rights hereunder are transferable only on the books of the Company maintained for the purpose by the registered holder hereof in person or by duly authorized attorney, upon surrender of this Debenture properly endorsed and upon payment of any necessary transfer tax or other governmental charges imposed upon such transfer. Each taker and holder of this Debenture by taking or holding the same, consents and agrees that when this Debenture shall have been endorsed in blank, the holder hereof may be treated by the


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Company and all other persons dealing with this Debenture as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby and to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered holder hereof as the owner for all purposes.

         9. NOTICES. All notices given hereunder shall be in writing and delivered in person, by recognized courier service, or by postage prepaid certified or registered mail, return receipt requested. All notices intended for the holder hereof shall be addressed to it at its last address as it shall then appear on the books of the Company. All notices intended for the Company shall be addressed to it at 148 Sidney Street, Cambridge, Massachusetts 02139,
Attention: President. Said addresses may be changed by notice in accordance with this Section 10.

         10. CERTAIN WAIVERS. The maker hereof hereby consents that this Debenture may be extended from time to time and that no such extension or other indulgence, and no substitution, release or surrender of collateral and no discharge or release of any other party primarily or secondarily liable hereon, shall discharge or otherwise affect the liability of such maker. No delay or omission on the part of the holder in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder, and a waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any future occasion. Presentment of this Debenture for payment, notice of dishonor, protest and notice of protest, shall be, and the same hereby are, waived by the Company.

         11. GOVERNING LAW. This Debenture shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

 [REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]


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         EXECUTED as an instrument under seal this 28th day of June, 1996.

                                        IMMUNOGEN, INC.

                                        By:
                                            ------------------------------------
                                            Mitchel Sayare, President

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                                 IMMUNOGEN, INC.

                                148 Sidney Street
                                  Cambridge, MA

                                        June 28, 1996

Dana-Farber Cancer Institute, Inc.
44 Binney Street
Boston, MA 02115

Gentlemen:

         This letter confirms our agreement as to certain matters relating to the Debenture (the "Debenture") of even date herewith issued by ImmunoGen, Inc. (the "Company") to you as follows:

1. The Company acknowledges that there was an integration of the August 13, 1997 Addendum (the "Addendum") between you and the Company into the original Research and License Agreement dated May 22, 1981 (the "Original Agreement"), and that the Company was in default of its obligation to make payments pursuant to the terms of the Original Agreement and Addendum prior to the settlement between you and the Company with respect thereto, and that such default entitled Dana-Farber to all of its rights and remedies under the Original Agreement and the Addendum.

2. Notwithstanding anything in the Debenture to the contrary, in the event that there shall have occurred an event of default under the Debenture, such default shall be considered a default under the Original Agreement and the Addendum, and you shall be entitled to exercise all of your rights and remedies under the Original Agreement, the Addendum and the Master Licensing Agreement dated January 11, 1993 between you and the Company's subsidiary, Apoptosis Technology, Inc., including the right to terminate such agreements under Section
5.5 of the Original Agreement.

3. The Company shall file with the Securities and Exchange Commission on or before July 10, 1996 a shelf registration statement under the Securities Act of 1933, as amended, to register the resale by you of the shares of the Company's common stock issuable upon conversion of the Debenture. The Company will use its best efforts, subject to receipt of necessary information from you, to cause such registration statement to become effective as promptly after filing as practicable. The Company also agrees to prepare and file such amendments and supplements to such registration statement and the prospectus used in connection therewith and take any such other steps as may be necessary to keep such registration statement continuously effective until the earlier to occur of (i) one year after the effective date of the registration statement, or
(ii) such time as all of the shares of common stock registered on such registration statement have been sold pursuant thereto or otherwise.


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         Please indicate your agreement with the foregoing by signing below.

                                        Very truly yours,

AGREED TO:

DANA-FARBER CANCER INSTITUTE, INC.

By:
   -----------------------
Name:
Title: